Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
OF WEBMD HEALTH CORP.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: WebMD Health Corp.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

A. The total number of shares of stock which the Corporation shall have authority to issue is 700,000,000, divided into two classes: 50,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”); and 650,000,000 shares of Common Stock par value $.01 per share (hereinafter referred to as “Common Stock”).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates at which dividends, if any, shall be payable;

(v) The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series; and

(x) The voting rights, if any, of the holders of shares of the series.

C. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

Except as may otherwise be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

D. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

E. Upon the effectiveness of this Restated Certificate of Incorporation pursuant to the GCL, (i) each share of the Corporation’s Class A Common Stock, par value $.01 per share (the “Old Class A Common Stock”), issued and outstanding or held in treasury immediately prior to the effectiveness of this Restated Certificate of Incorporation, will automatically be reclassified as and converted into 1 share of Common Stock. Any stock certificate that, immediately prior to the effectiveness of this Restated Certificate of Incorporation, represented shares of the Old Class A Common Stock will, from and after the effectiveness of this Restated Certificate of Incorporation, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Old Class A Common Stock represented by such certificate shall have been reclassified pursuant hereto, and (ii) each share of the Corporation’s Class B Common Stock, par value $.01 per share, issued and outstanding or held in treasury prior to the effectiveness of this Restated Certificate of Incorporation shall be cancelled pursuant to and in accordance with the Agreement and Plan of Merger, dated June 17, 2009, between the Corporation and HLTH Corporation, a Delaware corporation, and no consideration shall be issued in respect thereof.

ARTICLE V

A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to any rights, powers and preferences of any outstanding Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

B. Subject to applicable law, and any rights, powers and preferences of any outstanding Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds lawfully available therefor.

WebMD Restated Certificate of Incorporation

ARTICLE VI

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(a) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal any provision of the Bylaws or to adopt additional bylaws; and

(b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this Article VI or this sentence. For purposes of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

B. Special meetings of stockholders of the Corporation for any purpose or purposes may be called by the Board of Directors, and any power of stockholders to call a special meeting is specifically denied.

C. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting shall be given in such manner as shall be provided in the Bylaws of the Corporation.

D. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

ARTICLE VIII

A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

WebMD Restated Certificate of Incorporation

C. The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (the “Preferred Stock Directors”)) shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. At each annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors (other than Preferred Stock Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D. Subject to the rights of the holders of any series of Preferred stock to elect additional directors under specified circumstances, any director may be removed from office only for cause, and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

E. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

G. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

ARTICLE IX

A director of the corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Any

WebMD Restated Certificate of Incorporation

amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE X

A. The Corporation elects to be governed by Section 203 of the GCL.

B. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X.

ARTICLE XI

Except as may be expressly provided in this Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

WebMD Restated Certificate of Incorporation